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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  September 20, 2001
                              ___________________

                             AMERIGON INCORPORATED
            (Exact name of registrant as specified in its charter)
                              ___________________

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
                California                      0-21810                   95-4318554
      (State or other jurisdiction of         (Commission              (I.R.S. Employer
      incorporation or organization)          File Number)           Identification No.)
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                             5462 Irwindale Avenue
                         Irwindale, California  91706
                                (626) 815-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ___________________
Item 5.  Other Events.

     On September 20, 2001, the Company obtained a loan from Big Beaver Investments LLC ("Big Beaver"), one of the Company's principal shareholders, for an initial advance of $500,000 and, at the Company's request and subject to certain conditions precedent, additional advances of up to an additional $1.0 million. The bridge loan is secured by substantially all personal property of the Company. The bridge loan is necessary to allow the Company to continue operations pending the raising of additional financing. The amount of the bridge loan may not be adequate to permit the Company to continue operations beyond December 1, 2001 even if fully drawn.

     The advances accrue interest at 10% per annum, which is payable at maturity or on the date of any prepayment. The principal and accrued interest of the initial loan are convertible at any time into Common Stock at a conversion price equal to the average closing bid price of the Common Stock during the ten days preceding the date of the bridge loan (the "Market Price"). In the event the Company issues in excess of $1.5 million of equity securities in an offering at an issuance price that is less than the Market Price with respect to the bridge loan, the conversion price will be adjusted to the issuance price of the equity securities. Additional advances will also be convertible based on the average price of the Company's Common Stock during the ten days preceding such additional advances. The loans mature and all outstanding principal and accrued interest become due and payable on the earlier of December 1, 2001, or when the Company (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into (or has failed to recommend rejection of) any tender or exchange offer,
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merger, consolidation, liquidation,dissolution, business combination, recapitalization, acquisition, or disposition of a material amount of the assets or securities or any comparable transaction which has not been consented to in writing by Big Beaver.

     In connection with the bridge loan, the Company issued to Big Beaver a warrant for the right to purchase _______ shares of the Company's Common Stock (equal to 18% of the principal amount of $1.5 million divided by the conversion price). The exercise price of the warrant is adjustable in the same manner as the conversion price of the loan. The proceeds of the bridge loan were allocated among the bridge loan and the warrant based upon their relative fair values. If, after giving effect to Big Beaver's conversion rights under the bridge loan and exercise rights under the warrant, Big Beaver will have the right to acquire more than 20% of the outstanding common stock of the Company such that a shareholder vote would be required under applicable Nasdaq rules, then Big Beaver's rights will be limited to only 19.99% of the outstanding common stock until the Company complies with such Nasdaq rules. The Company has agreed to use its best efforts to comply with the Nasdaq rules, including the obtaining of any shareholder approvals, to permit Big Beaver to exercise its rights in full.
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Item 7.  Exhibits.

Exhibit
No.       Description
---       -----------

10.1 Credit Agreement, dated September 20, 2001, between Amerigon Incorporated and Big Beaver Investments LLC.

10.2 Security Agreement, dated September 20, 2001, between Amerigon Incorporated and Big Beaver Investments LLC.

10.3 Patent and Trademark Security Agreement, dated September 20, 2001, between Amerigon Incorporated and Big Beaver Investments LLC.

10.4 Convertible Promissory Note, dated September 20, 2001, issued to Big Beaver Investments LLC.

10.5 Bridge Loan Warrant, dated September 20, 2001, issued to Big Beaver Investments LLC.

10.6 Second Amendment to Investor Rights Agreement, dated September 20, 2001, among Amerigon Incorporated, Big Beaver Investments LLC, and Westar Capital II LLC.

10.7 Membership Interest Pledge Agreement, dated September 20, 2001, between Amerigon Incorporated and Big Beaver Investments LLC.

10.8 Third Amendment to Option Agreement, dated September 4, 2001, among Amerigon Incorporated, BSST LLC and Dr. Lon E. Bell.
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SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERIGON INCORPORATED


                                        By: /s/ Richard A. Weisbart
                                           -------------------------------------
                                           Richard A. Weisbart
                                           President and Chief Executive Officer

Date: September 20, 2001